Exhibit 3.97

FILED			Filing fee:
IN THE OFFICE OF THE	Articles of Incorporation		Receipt #:
SECRETARY OF STATE OF THE	(PURSUANT TO NRS 78)	Receipt No.	FY9800007465
STATE OF NEVADA	STATE OF NEVADA	CT CORP
		08/05/1997	50.00
AUG 05 1997	[SEAL]	REC'D BY SH

	Secretary of State	Receipt No.	FY9800007463
[SEAL]

IMPORTANT: Read instructions on reverse side before completing this form.

No.

TYPE OR PRINT (BLACK INK ONLY)

08/05/1997	125.00
REC’D BY SH

1.	NAME OF CORPORATION: REM-Nevada, Inc.

2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada

	Street Address:	One	East First Street,	Reno, Nevada	89501
		Street No.	Street Name	City	Zip

3.	SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 25,000 Par Value: $1.00 Number of shares without par value: none

4.	GOVERNING BOARD: Shall be styled as (check one): ☒ Directors ☐ Trustees
The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows (attach additional pages if necessary):

(see attached)
	Name			Address	City/State/Zip

	Name			Address	City/State/Zip

5.	PURPOSE (optional - see reverse side): The purpose of the corporation shall be:
To engage in any lawful activity permitted under the laws of the State of Nevada

6.

OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate.  If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.  Number of pages attached 1.

7.

SIGNATURES OF INCORPORATORS:  The names and addresses of each of the incorporators signing the articles: (signature must be notarized)

(Attach additional pages if there are more than two incorporators.)

		C. Steven Wilson		Nancy G. Barber Walden
		Name (print)		Name (print)

		33 S. 6th Street, #3400, Minneapolis, MN 55402		33 S. 6th Street, #3400, Minneapolis, MN 55402
	Address	City/State/Zip		Address	City/State/Zip

		/s/ C. Steven Wilson		/s/ Nancy G. Barber Walden
		Signature		Signature

		State of Minnesota County of Hennepin		State of Minnesota County of Hennepin

		This instrument was acknowledged before me on		This instrument was acknowledged before me on

		August 4, 1997, by		August 4, 1997, by
		C. Steven Wilson		Nancy G. Barber Walden
		Name of Person		Name of Person

		as incorporator		as incorporator
		of REM-Nevada, Inc.		of REM-Nevada, Inc.
		(name of party on behalf of whom instrument was executed)		(name of party on behalf of whom instrument was executed)

		/s/ Karen M. Fernjack		/s/ Karen M. Fernjack
		Notary Public Signature		Notary Public Signature

		[SEAL]		[SEAL]

8.	CERTIFICATE OF [ILLEGIBLE] OF RESIDENT AGENT

	The Corporation Trust Company of Nevada		hereby accepts appointment as Resident Agent for the above named corporation.
The Corporation Trust Company of Nevada By:

	/s/			8-4-97
	Signature of Resident Agent (Assistant Secretary)			Date

[ILLEGIBLE]

4.                                    GOVERNING BOARD: Names and Addresses of First Board of Directors

Thomas E. Miller

6921 York Avenue South

Edina, Minnesota 55435

Craig R. Miller

6921 York Avenue South

Edina, Minnesota 55435

Douglas V. Miller

6921 York Avenue South

Edina, Minnesota 55435

6.                                    A director or officer of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for (i) liability for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law; or (ii) liability based on the payment of a distribution in violation of Section 78.300 of the General Corporation Law of Nevada Statutes, Title 7, Chap. 78.  If Chapter 78, the General Corporation Law of Nevada hereafter is amended to authorize the further elimination or limitation of the liability of directors of officers, then the liability of a director or officer of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 78, the General Corporation Law of Nevada.  Any repeal or modification of this Section by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of officer of the corporation existing at the time of such repeal or modification.

	DEAN HELLER	Certificate of	Office Use Only:
[SEAL]	Secretary of State	Amendment
		(PURSUANT TO NRS 78.385 and	FILED # C16869-97
	101 North Carson Street, Suite 3	78.390)	AUG 04 2000
	Carson City, Nevada 89701-4786		[SEAL]
(775) 684 5708
Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
-Remit in Duplicate-

1. Name of corporation: REM-Nevada, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I

The name of this Corporation shall be REM Nevada, Inc.

This Amendment shall be effective as of the 1st day of August, 2000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100 for/0 against.*

4. Signatures (Required):

/s/ Douglas V. Miller		/s/ Craig R. Miller
President or Vice President	and	Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Nevada Secretary of State

Form 78.385 PROFIT

AMENDMENT 1999.01

Revised on: 03/07/00